EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2010 Equity Incentive Plan of Active Power. Inc. of our report dated March 4, 2010, with respect to the consolidated financial statements of Active Power, Inc., for the year ended December 31, 2009 included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP

Austin, Texas
June 6, 2012